Exhibit 99.1

FOR IMMEDIATE RELEASE

LUMBER LIQUIDATORS UPDATES 2019 FINANCIAL OUTLOOK TO REFLECT FAVORABLE TARIFF EXCLUSIONS FROM THE U.S. TRADE REPRESENTATIVE

USTR Ruling Retroactively Exempts Certain Vinyl and Engineered Flooring Products from Section 301 Tariffs

RICHMOND, Va., December 12, 2019 – Lumber Liquidators (NYSE: LL), a leading specialty retailer of hard-surface flooring in North America, today announced an update to the Company’s financial outlook for full-year 2019.

On November 7, 2019, the U.S. Trade Representative (USTR) ruled on a request made by a number of interested parties, including the Company, and retroactively excluded certain flooring products imported from China from the Section 301 tariffs implemented at 10 percent beginning in September 2018 and increased to 25 percent in June 2019. Furthermore, on November 20, 2019, U.S. Customs and Border Protection issued Chapter 99 exclusions on each unique article number identified under the November 7 USTR ruling. Flooring products currently excluded from the 25 percent Chinese tariffs include certain “click” vinyl and engineered products the Company has sold and continues to sell. The granted exclusions apply retroactively from the date the tariffs were originally implemented on September 24, 2018 through August 7, 2020.

While U.S. Customs is the ultimate arbiter of any claims, the Company currently expects to recover the relevant 301 tariff payments related to more than 100 stock keeping units that are now exempt under the USTR ruling (“Relevant Products”). As a result, the Company will recognize approximately $11 million as operating income in the fourth quarter of 2019 related to recoveries associated with Relevant Products already sold, net of certain other associated costs. The Company will also reduce the carrying cost of inventory by approximately $12 million related to Relevant Products held for sale. The Company will establish a receivable from U.S. Customs related to the anticipated recoveries of approximately $25 million and expects to receive payment by the end of the second quarter of 2020.

“We are pleased with the USTR’s decision to retroactively exclude certain vinyl and engineered flooring products from Section 301 tariffs," said Chief Executive Officer Dennis Knowles. “Luxury vinyl tile is one of the fastest growing segments of the hard-surface flooring market, and we look forward to continuing to serve consumers with a broad selection of floors that can satisfy nearly any style.”

Beyond the recognition of the recovery related to Relevant Products already sold, at this time, the Company is unable to predict how these tariff changes will impact future margins due to a number of variables, including consumer demand, competitive pricing, vendor relationships, inventory turn, currency changes and other factors that could impact the outcome.

2019 Outlook

As a result of the retroactive application of these exclusions, the Company has updated its adjusted operating margin (a non-GAAP measure) expectations in its current financial outlook for full-year 2019 which continues to assume the continuation of the current 25% tariff applicable to products imported from China, excluding Relevant Products identified under the recent exclusion ruling, for the balance of 2019 and is as follows:

	Current Outlook	Previous Outlook (as of November 7, 2019)
Total revenue growth percentage	Flat to slightly positive	Flat to slightly positive
Comparable store sales	-2.0% to flat	-2.0% to flat
Adjusted operating margin (a non-GAAP measure)(1)	2.1% to 2.4%	1.0% to 1.4%
New store openings	Approximately 11	Approximately 11
Capital spending	$15 to $17 million	$15 to $17 million

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(1) Updated for retroactive application of the exclusions.

About Lumber Liquidators

Lumber Liquidators is one of North America's leading specialty retailers of hard-surface flooring with 419 stores as of September 30, 2019. The Company features more than 400 varieties of floors in the latest styles, including solid and engineered hardwood, bamboo, cork, laminate, waterproof vinyl plank and porcelain tile flooring. Additionally, Lumber Liquidators provides a wide selection of flooring enhancements and accessories to complement, install and maintain new floors. Every location is staffed with flooring experts who can provide advice, pro services and installation options for all of Lumber Liquidators' products, much of which is in stock and ready for delivery.

Learn more about Lumber Liquidators:

•	Commitment to compliance, quality and the communities it serves: https://www.lumberliquidators.com/quality.
•	Corporate giving: LayItForward.LumberLiquidators.com.
•	Follow on social media: Facebook, Instagram and Twitter.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes statements of the Company’s expectations, intentions, plans and beliefs that constitute “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995. These statements, which may be identified by words such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “thinks,” “estimates,” “seeks,” “predicts,” “could,” “projects,” “potential” and other similar terms and phrases, are based on the beliefs of the Company’s management, as well as assumptions made by, and information currently available to, the Company’s management as of the date of such statements. These statements are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond the Company’s control. These risks include, without limitation, the impact on us of any of the following:

•	the outcomes of legal proceedings, and the related impact on liquidity;
•	reputational harm;
•	obligations related to and impacts of new laws and regulations, including pertaining to tariffs;
•	obtaining products from abroad, including the effects of tariffs, as well as the effects of antidumping and countervailing duties;
•	obligations under various settlement agreements and other compliance matters;
•	disruption due to cybersecurity threats, including any impacts from a network security incident;
•	disruptions related to our corporate headquarters relocation;
•	inability to open new stores, find suitable locations for our new store concept, and fund other capital expenditures;
•	inability to execute on our key initiatives or such key initiatives do not yield desired results;
•	managing growth;
•	transportation costs;
•	damage to our assets;
•	disruption in our ability to distribute our products;
•	operating stores in Canada and an office in China;
•	managing third-party installers and product delivery companies;
•	renewing store or warehouse leases;
•	having sufficient suppliers;
•	our, and our suppliers’, compliance with complex and evolving rules, regulations, and laws at the federal, state, and local level;
•	disruption in our ability to obtain products from our suppliers;
•	product liability claims;

•	availability of suitable hardwood, including due to disruptions from the impacts of severe weather;
•	changes in economic conditions, both domestic and abroad;
•	sufficient insurance coverage, including cybersecurity insurance;
•	access to and costs of capital;
•	the handling of confidential customer information, including the impacts from the California Consumer Privacy Act;
•	management information systems disruptions;
•	alternative e-commerce offerings;
•	our advertising and overall marketing strategy;
•	anticipating consumer trends;
•	competition;
•	impact of changes in accounting guidance, including the implementation guidelines and interpretations;
•	maintenance of valuation allowances on deferred tax assets and the impacts thereof;
•	internal controls including those over tariffs;
•	stock price volatility; and
•	anti-takeover provisions.

The Company specifically disclaims any obligation to update these statements, which speak only as of the dates on which such statements are made, except as may be required under the federal securities laws. Information regarding these and other additional risks and uncertainties is contained in the Company's other reports filed with the Securities and Exchange Commission, including the Item 1A, "Risk Factors," section of the Form 10-K for the year ended December 31, 2018, and the Item 1A, "Risk Factors," section of the Form 10-Q for the quarter ended September 30, 2019.

Non-GAAP and Other Information

To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses Adjusted Operating Margin. This non-GAAP financial measures should be viewed in addition to, and not in lieu of, financial measures calculated in accordance with GAAP. This supplemental measure may vary from, and may not be comparable to, similarly titled measures by other companies.

The non-GAAP financial measure is presented because management uses this non-GAAP financial measures to evaluate the Company’s operating performance. Therefore, the Company believes that the presentation of non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors. The presented non-GAAP financial measure excludes items that management does not believe reflect the Company’s core operating performance, which include regulatory and legal settlements and associated legal and operating costs, changes in antidumping and countervailing duties, as such items are outside the control of the Company or are due to their inherent unusual, non-operating, unpredictable, non-recurring or non-cash nature.

For further information contact:

Lumber Liquidators Investor Relations

ir@lumberliquidators.com

Tel: 757.566.7512